Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of March 15, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Apache	Late March	63-65	Next to Hunt for one well (25 days) @$65-67K, then to ADTI for two months @$64-66K

Rig 15	Baker Marine Big Foot III	85	GOM	Bois D’Arc	Mid May	51-53	Returned to service on 2/22. Negotiating extension.

Rig 20	Bethlehem JU 100 MC	100	GOM	Marlin	Early June	84-86	Next to ADTI for 30 days @$84-86K, plus 2 options at same dayrate

Rig 21	Pacific Coast Engineering MC	120	GOM	Shipyard	NA	NA	Estimated completion of repairs in late March. Then back to Chevron under evergreen contract with dayrate indexed monthly to market. Index dayrate of $87-89K in March.

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron/ Shipyard	Evergreen	67-69	Dayrate indexed monthly to market. Entered shipyard on February 26 for estimated 28 days for top drive installation. Will receive full dayrate for 21 days during upgrade. Dayrate expected to increase to $80-82K following upgrade.

Rig 26	Marathon LeTourneau 150-44-C	150	GOM	Shipyard	NA	NA	Undergoing refurbishment. Expected to enter service during Q1 2007. Bidding internationally

Rig 30	Bethlehem JU 250 MS	250	GOM	Walter	Late April	66-68	Next to Helis through late-Oct. @$84-86K
International

Rig 16	Offshore Company IC	170	Mid. East	Shipyard	NA	NA	LOI for a two year term contract in Middle East. Undergoing LOI specific refurbishment. Expected to enter service during May 2006

Rig 31	Bethlehem JU 250 MS	250	Asia	Shipyard	NA	NA	Undergoing refurbishment. Bidding internationally. Expected to enter service during Q3 2006

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.
(2)	We have excluded Rig 25 from this status sheet. Our insurance underwriters have determined that Rig 25 is a constructive total loss and agreed to pay the Company the amount of the insured value for the rig, $50 million, less the salvage value of the rig and its equipment. We are still in the process of finalizing the salvage value for the rig and its equipment. This settlement will enable us to retain title to the rig and utilize various salvageable equipment for our refurbishment and upgrade projects.

Hercules Offshore Liftboat Fleet Status

Leg Length/Liftboat Class (Feet)	Total Number of Liftboats	Feb-06				Comments
		Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)
Gulf of Mexico
260	1	1	$28,231	7	100%	Entered service on February 22, 2006

230	3	3	21,191	81	96%

190-215	4	4	15,779	56	50%	Two vessels in drydock during February and March

140-150	5	5	8,628	140	100%	All active vessels working in February and March

120-130	15	14	7,111	351	90%	One vessel in drydock during February and four vessels in drydock in March

105	14	12	5,481	284	85%	Two vessels in drydock during February and March

Sub-total/Average	42	39	8,768	919	86%

Nigeria
130-170	4	4	10,004	112	100%	All four vessels (one 130’, two 145’, and one 170’) under contract with Chevron to August 2006.

Total/Average	46	43	8,903	1,031	87%

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats and one cold-stacked 120 class liftboat
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q1’05 for the vessels owned at that time was as follows: 230’ - $14,002, 190-215’ - $10,503, 140-150’ - $7,039, 120-130’ - $4,800, 105’ - $3,732.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ prospectus dated October 26, 2005 and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.